Exhibit 99.1
PETMED EXPRESS D/B/A 1-800-PETMEDS ANNOUNCES ITS THIRD QUARTER FINANCIAL RESULTS AND ITS $0.18 PER SHARE QUARTERLY DIVIDEND

Third Quarter New Order Sales Increased 6.8%

Third Quarter Sales Increased 3.3%

Pompano Beach, Florida, January 25, 2016 - PetMed Express, Inc. (NASDAQ: PETS) today announced its financial results for the quarter ended December 31, 2015. Net sales for the quarter ended December 31, 2015 were $50.9 million, compared to $49.3 million for the quarter ended December 31, 2014, an increase of 3.3%. Net sales for the nine months ended December 31, 2015 were $179.3 million, compared to $179.4 million for the nine months ended December 31, 2014. The increase in sales for the quarter ended December 31, 2015 can be attributed to increased new order sales, which increased 6.8%, and reorders sales, which increased 2.8%. Net income for the quarter ended December 31, 2015 was $4.9 million, or $0.24 diluted per share, compared to net income of $4.8 million, or $0.24 diluted per share, for the quarter ended December 31, 2014, a 1.9% increase to net income. Excluding a one-time charge for an IT-related discontinued project in the nine months ended December 31, 2014, net income for the nine months ended December 31, 2015 was $15.1 million, or $0.75 diluted per share, compared to net income of $13.6 million, or $0.67 diluted per share, for the nine months ended December 31, 2014, a 12% increase to net income. This one-time IT-related discontinued project cost of $1.7 million was expensed in the quarter ended September 30, 2014. The after tax net impact of this charge was $1.1 million, or $0.05 diluted per share. Online sales for the quarter ended December 31, 2015 increased 5.4% to $41.5 million from $39.3 million for the same period the prior year. The Company’s online sales for the quarter ended December 31, 2015 were approximately 81% of all sales, compared to 80% for the same quarter the prior year.

Menderes Akdag, CEO and President, commented: “Helped in part by the unseasonably warm weather in the December quarter we saw increases in both new order and reorder sales. Our average order size increased to $78 for the quarter ended December 31, 2015, compared to $76 for the same quarter in the prior year. We were also encouraged with our advertising efficiency, as our new customer acquisition costs were reduced to $41 for the quarter ended December 31, 2015 compared to $45 for the same quarter in the prior year. We are pleased to announce that on January 19, 2016 we completed the purchase of property located in Delray Beach, FL. The property is approximately 14.6 acres consisting of two buildings totaling approximately 185,000 sqft. We intend to occupy approximately 97,000 sqft for our corporate headquarters and distribution center later this year.”

The Board of Directors declared a quarterly dividend of $0.18 per share on the Company’s common stock. The dividend will be payable on February 19, 2016, to shareholders of record at the close of business on February 8, 2016. The Company intends to continue to pay regular quarterly dividends; however the declaration and payment of future dividends is discretionary and will be subject to a determination by the Board of Directors each quarter following its review of the Company’s financial performance.

This morning at 8:30 A.M. Eastern Time, Mr. Akdag will host a conference call to review the quarter’s financial results. To access the call, which is open to the public, please dial (888) 455-1758 (toll free) or (203) 827-7025. Callers will be required to supply PETMEDS as the passcode. For those unable to participate in the live event, the call will be available for replay from 10:00 A.M. on January 25, 2016 until February 8, 2016 at 11:59 P.M. To access the replay, call (866) 403-7099 (toll free) or (203) 369-0571 and enter passcode 5500.

Founded in 1996, PetMed Express is America’s Largest Pet Pharmacy, delivering prescription and non-prescription pet medications and other health products for dogs and cats at competitive prices direct to the consumer through its 1-800-PetMeds toll free number and on the Internet through its website at www.1800petmeds.com. This press release may contain “forward-looking” statements, as defined in the Private Securities Litigation Reform Act of 1995 or by the Securities and Exchange Commission, that involve a number of risks and uncertainties, including the Company’s ability to meet the objectives included in its business plan. Important factors that could cause results to differ materially from those indicated by such “forward-looking” statements are set forth in Management’s Discussion and Analysis of Financial Condition and Results of Operations in the PetMed Express Annual Report on Form 10-K for the year ended March 31, 2015. The Company’s future results may also be impacted by other risk factors listed from time to time in its SEC filings, including, but not limited to, the Company's Form 10-Q and its Annual Report on Form 10-K.

For investment relations contact PetMed Express, Inc., Bruce S. Rosenbloom, CFO, 954-979-5995.

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Exhibit 99.1 Page 1 of 4

PETMED EXPRESS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

	December 31,	March 31,
	2015	2015
	(Unaudited)
ASSETS

Current assets:
Cash and cash equivalents	$47,129	$35,613
Short term investments - available for sale	15,608	15,591
Accounts receivable, less allowance for doubtful accounts of $10 and $8, respectively	1,365	1,931
Inventories - finished goods	18,861	25,068
Prepaid expenses and other current assets	2,275	1,380
Deferred tax assets	848	817
Prepaid income taxes	334	-
Total current assets	86,420	80,400

Noncurrent assets:
Property and equipment, net	1,202	1,569
Intangible assets	860	860
Deferred tax assets	101	23

Total assets	$88,583	$82,852

LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
Accounts payable	$5,365	$5,153
Accrued expenses and other current liabilities	2,343	2,214
Income taxes payable	-	50

Total liabilities	7,708	7,417

Commitments and contingencies

Shareholders' equity:
Preferred stock, $.001 par value, 5,000 shares authorized; 3 convertible shares issued and outstanding with a liquidation preference of $4 per share	9	9
Common stock, $.001 par value, 40,000 shares authorized; 20,327 and 20,262 shares issued and outstanding, respectively	20	20
Additional paid-in capital	4,398	3,117
Retained earnings	76,535	72,343
Accumulated other comprehensive loss	(87)	(54)

Total shareholders' equity	80,875	75,435

Total liabilities and shareholders’ equity	$88,583	$82,852

Exhibit 99.1 Page 2 of 4

PETMED EXPRESS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME

(In thousands, except for per share amounts) (Unaudited)

	Three Months Ended		Nine Months Ended
	December 31,		December 31,
	2015	2014	2015	2014

Sales	$50,933	$49,284	$179,292	$179,401
Cost of sales	34,179	32,184	120,659	120,070

Gross profit	16,754	17,100	58,633	59,331

Operating expenses:
General and administrative	4,977	4,946	16,164	16,202
Advertising	3,988	4,323	18,122	21,134
Discontinued project costs	-	-	-	1,714
Depreciation	167	165	544	487
Total operating expenses	9,132	9,434	34,830	39,537

Income from operations	7,622	7,666	23,803	19,794

Other income:
Interest income, net	55	50	160	138
Other, net	(4)	(4)	(12)	3
Total other income	51	46	148	141

Income before provision for income taxes	7,673	7,712	23,951	19,935

Provision for income taxes	2,783	2,915	8,802	7,433

Net income	$4,890	$4,797	$15,149	$12,502

Net change in unrealized loss on short term investments	(14)	(20)	(33)	(13)

Comprehensive income	$4,876	$4,777	$15,116	$12,489

Net income per common share:
Basic	$0.24	$0.24	$0.75	$0.62
Diluted	$0.24	$0.24	$0.75	$0.62

Weighted average number of common shares outstanding:
Basic	20,145	20,038	20,115	20,005
Diluted	20,251	20,162	20,232	20,133

Cash dividends declared per common share	$0.18	$0.17	$0.54	$0.51

Exhibit 99.1 Page 3 of 4

PETMED EXPRESS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands) (Unaudited)

	Nine Months Ended
	December 31,
	2015	2014
Cash flows from operating activities:
Net income	$15,149	$12,502
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	544	487
Share based compensation	1,189	1,118
Discontinued project costs	-	1,714
Deferred income taxes	(109)	129
Bad debt expense	243	66
(Increase) decrease in operating assets and increase (decrease) in liabilities:
Accounts receivable	323	343
Inventories - finished goods	6,207	14,114
Prepaid income taxes	(334)	54
Prepaid expenses and other current assets	(895)	763
Accounts payable	212	(1,892)
Income taxes payable	(50)	283
Accrued expenses and other current liabilities	156	(153)
Net cash provided by operating activities	22,635	29,528

Cash flows from investing activities:
Net change in investments	(50)	(53)
Purchases of property and equipment	(177)	(398)
Net cash used in investing activities	(227)	(451)

Cash flows from financing activities:
Dividends paid	(10,984)	(10,353)
Tax adjustment related to restricted stock	92	39
Net cash used in financing activities	(10,892)	(10,314)

Net increase in cash and cash equivalents	11,516	18,763
Cash and cash equivalents, at beginning of period	35,613	18,305

Cash and cash equivalents, at end of period	$47,129	$37,068

Supplemental disclosure of cash flow information:

Cash paid for income taxes	$9,203	$6,929

Dividends payable in accrued expenses	$185	$225

Exhibit 99.1 Page 4 of 4